THE CERPLEX GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)
                                   (Unaudited)



                                                          THREE MONTHS ENDED
                                               --------------------------------------
                                               DECEMBER 25,              DECEMBER 31,
                                                   1999                      1998
                                               ------------              ------------
Net loss available to common stockholder
ADJUSTED NUMBER OF COMMON SHARES                 $(5,839)                  $(7,689)
                                                 =======                   =======
Weighted average shares outstanding                7,376                     7,232

Net loss per common shares                       $ (0.79)                  $ (1.06)
                                                 =======                   =======